EX.99.906
Exhibit C
         Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Professionally Managed Portfolios does hereby certify, to such officer's knowledge, that the report on Form N-CSR of Professionally Managed Portfolios for the year ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Professionally Managed Portfolios for the stated period.


/s/ Robert M. Slotky
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Robert M. Slotky
President, Professionally Managed Portfolios

/s/ Eric W. Falkeis
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Eric W. Falkeis
Treasurer, Professionally Managed Portfolios


Dated: September 2, 2003


This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Professionally Managed Porfolios for purposes of the Securities Exchange Act of 1934.